UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2009

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual General Meeting of Shareholders of Energy XXI (Bermuda) Limited (the “Company”) held on December 11, 2009, Mr. David West Griffin’s term as director ended.   Mr. Griffin determined not to seek re-election to the Company’s Board of Directors in order to focus on his duties as the Company’s Chief Financial Officer.  Mr. Griffin’s decision was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective December 11, 2009, at the Company’s 2009 Annual General Meeting of Shareholders, the shareholders approved a proposal to amend various provisions of the Company’s Memorandum of Association and Bye-Laws to reflect an increase in the Company’s authorized capital from 400,000,000 common shares, par value $0.001 per share (“Common Shares”) to 1,000,000,000 Common Shares.  A copy of the Memorandum of Association and a copy of the Bye-Laws, each as so amended, are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

3.1	Memorandum of Association
3.2	Bye-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By:	/s/ David West Griffin
Name:	/s/ David West Griffin
Title:	Chief Financial Officer

December 14, 2009

Exhibit Index

EXHIBIT NO.	ITEM

3.1	Memorandum of Association

3.2	Bye-Laws